FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (“Amendment”) between NNN Gallery Medical, LLC, a Delaware limited liability company (“Borrower”), and NNN REALTY ADVISORS, INC., a Delaware corporation (the “Guarantor”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”) is hereby entered into and effective as of February 12, 2008.

WHEREAS, Lender made a loan (the “Loan”) to Borrower which is evidenced by that certain Promissory Note, dated February 5, 2007, in the original principal amount of SIX MILLION AND 00/100 DOLLARS ($6,000,000.00), made by Borrower to Lender (the “Note”).

WHEREAS, the Note is secured, in part, by that certain Mortgage, Security Agreement and Fixture Filing dated as of February 5, 2007 executed by Borrower in favor of Lender (the “Security Instrument”).

WHEREAS, the parties wish to amend certain provisions of the Note related to Borrower’s right to defease.

NOW THEREFORE, in consideration of the promises recited above, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	The foregoing recitals are hereby incorporated herein as terms of this Amendment. All defined terms defined or otherwise utilized in the Note or Loan Documents referred to therein shall have the same meaning in this Amendment, except to the extent, if any, otherwise defined herein.

2.	The first paragraph in the Subparagraph numbered 3.1 and entitled “Defeasance.” is hereby amended and restated as follows:

Notwithstanding any provision of this Paragraph 3 to the contrary (but subject to the last sentence of this Subparagraph), at any time after the earlier of (a) March 31, 2010 or (b) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit” (“REMIC”), within the meaning of Section 860D of the Code, that holds this Note, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Borrower may cause the release of the Property from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions (the “Defeasance”):

3.	The Note, as hereby amended, remains in full force and effect. All references in the Note and any other Loan Document to the Note shall mean the Note as hereby amended and modified.

4.	This Amendment may be executed in several counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single instrument.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of law principles.

6.	Guarantor hereby consents to Borrower’s execution of the Amendment and affirms the existence and the validity of its obligations under (i) the Guaranty (Securities Laws), dated as of February 5, 2007, (ii) the Guaranty, dated as of February 5, 2007 and (iii) the Hazardous Substances Indemnification Agreement, dated February 5, 2007 (collectively, the “Guaranties”) in accordance with its terms, as the same may be affirmed by this Amendment. Guarantor further agrees to abide by and be bound by all of the terms of the Guaranties, including but not limited to, any representations, warranties, covenants, assurances and indemnifications therein.

[Remainder of page intentionally left blank;
signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date and year first written above.

BORROWER:

NNN Gallery Medical, LLC, a Delaware limited liability company
By:	GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, L.P., a Delaware limited partnership, its sole member
By:	GRUBB & ELLIS Healthcare REIT, Inc., a Maryland corporation, its general partner
By: /s/ Shannon K S Johnson Name: Shannon K S Johnson Its: Chief Financial Officer

LENDER:

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By: /s/ Steven Wasser
Name: Steven Wasser
Title: Managing Director

GUARANTOR:

NNN REALTY ADVISORS, INC.,

a Delaware corporation

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Its: Executive Vice President